Exhibit 10.15
THE FORTEGRA GROUP, INC.
2021 CASH INCENTIVE PLAN
1.DEFINED TERMS
Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and sets forth operational rules related to those terms.
2.PURPOSE
The Plan has been established to advance the interests of the Company by providing for the grant of cash-based incentive Awards to Participants that will attract, retain, and reward such persons and incentivize them to attain key Company performance criteria and metrics.
3.ADMINISTRATION
The Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and any Award; to determine eligibility for and grant Awards; to adjust the Performance Criterion or Criteria applicable to Awards; to determine, modify or waive the terms and conditions of any Award; to prescribe forms, rules and procedures relating to the Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan or any Award. Determinations of the Administrator made with respect to the Plan or any Award are conclusive and bind all persons.
4.ELIGIBILITY AND PARTICIPATION
The Administrator may select Participants from among executive officers and key employees of the Company and its subsidiaries.
5.GRANT OF AWARDS
A Participant who is granted an Award will be entitled to a payment, if any, in respect of the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award, except as otherwise determined by the Administrator in accordance with Section 6 below. By accepting (or being deemed to have accepted) an Award, the Participant agrees or will be deemed to have agreed to the terms and conditions of the Award and the Plan. The Administrator will select the Participants, if any, who receive Awards for each Performance Period and, for each Award, will establish the following:
(a)the Performance Criterion or Criteria applicable to the Award;
(b)the amount or amounts that will be payable (subject to adjustment in accordance with Section 6 below) if the Performance Criterion or Criteria are achieved in whole or in part; and

(c)such other terms and conditions as the Administrator determines with respect to the Award.
6.DETERMINATION OF PERFORMANCE AND AMOUNTS PAYABLE
As soon as practicable after the end of the applicable Performance Period, the Administrator will determine whether and to what extent, if at all, the Performance Criterion or Criteria applicable to each Award granted for such Performance Period have been satisfied. The Administrator will then determine the amount payable, if any, under each Award. The Administrator may, in its sole discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable in respect of any Award, adjust the actual payment, if any, to be made with respect to such Award. The Administrator may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant. In each case, the Administrator’s discretionary determination, which may affect different Awards differently, is conclusive and will bind all persons.
7.PAYMENTS
The Administrator will determine the payment dates for Awards under the Plan. Except as otherwise determined by the Administrator:
(a)all payments under the Plan will be made, if at all, not later than the later of (i) two and one-half months following the end of the Company’s fiscal year in which the Performance Period ends and (ii) March 15th of the calendar year immediately following the calendar year in which the Performance Period ends;
(b)payment will not be made with respect to an Award unless the Participant has remained employed with the Company and its subsidiaries through the date of payment; and
(c)awards under the Plan are intended to qualify for exemption from Section 409A of the Code and shall be construed and administered accordingly.
Notwithstanding anything herein to the contrary, the Administrator may authorize elective deferrals of any Award payments in accordance with the deferral rules of Section 409A.
8.TAX WITHHOLDING
All payments under the Plan will be reduced by all tax and other amounts required to be withheld with respect to the payment. Any amounts withheld pursuant to this Section 8 will be treated as though such amounts had been paid directly to the applicable Participant.
9.AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate the Plan as to any future grants of Awards. For the avoidance of doubt, no adjustment to any Award or determination made with respect to any Award, in each case, in accordance with the terms of the Plan will be treated as an amendment that requires the consent of any Participant.
10.RECOVERY OF COMPENSATION
The Administrator may provide in any case that any outstanding Award and any amounts received in respect of any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of the Plan or any applicable Award, or violates any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant in favor of the Company or any of its affiliates by which he or she is bound. In addition, each Award will be subject to any policy of the Company or any of its affiliates that provides for forfeiture, disgorgement or clawback with respect to incentive compensation that includes Awards under the Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. Each Participant, by accepting (or being deemed to have accepted) an Award under the Plan, agrees (or will be deemed to have agreed) to the provisions of this Section 10 and any clawback, recoupment or similar policy of the Company or any of its subsidiaries and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator to effectuate any forfeiture or disgorgement described in this Section 10. Neither the Administrator nor the Company nor any other person, other than the Participant, will be responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section 10.
11.MISCELLANEOUS
(a)Waiver of Jury Trial. By accepting (or being deemed to have accepted) an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceeding or counterclaim will be tried before a court and not before a jury. By accepting (or being deemed to have accepted) an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding, or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)Section 409A. Without limiting the generality of Section 11(c) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of

Section 409A or satisfies such requirements. Notwithstanding anything to the contrary in the Plan or any Award agreement, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of an additional tax, interest or penalty under Section 409A. If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death. For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.
(c)Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(d)Unfunded Plan. The Company’s obligations under the Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under the Plan.
(e)Governing Law. Except as otherwise provided by the express terms of an Award, the domestic substantive laws of the State of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(f)Jurisdiction. By accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts, that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or any Award or the subject matter thereof may not be enforced in or by such court.
(g)Other Compensation Arrangements. The existence of the Plan or the grant of any Award will not affect the right of the Company or any of its subsidiaries to grant any person bonuses or other compensation in addition to Awards under the Plan.
(h)Rights Limited. Nothing in the Plan or any Award will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries. The loss of any Award will not constitute an element of damages in the event of a termination of a Participant’s employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
(i)Effective Date. The Plan will be effective upon adoption of the Plan by the Administrator and will supersede and replace the Company’s annual cash bonus program with respect to awards granted to eligible executive officers and employees for fiscal years beginning after the date of adoption.
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Exhibit A
Definition of Terms
The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:
“Administrator”: The CNG Committee, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the CNG Committee by the Board (whether pursuant to committee charter or otherwise), if applicable). The CNG Committee (or the Board) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by applicable law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the CNG Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.
“Award”: A cash bonus award that is granted to a Participant with respect to a Performance Period. An Award opportunity may be expressed as a percentage of the Participant’s base salary, as a fixed dollar amount, or in such other form determined by the Administrator.
“Board”: The Board of Directors of the Company.
“CNG Committee”: The Compensation, Nominating and Governance Committee of the Board.
“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.
“Company”: The Fortegra Group, Inc., a Delaware corporation.
“Participant”: A person who is granted an Award under the Plan.
“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting, or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result, or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.
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“Performance Period”: A specified performance period, consisting of the Company’s fiscal year or such other period as the Administrator determines.
“Plan”: This Fortegra Group, Inc. 2021 Cash Incentive Plan, as from time to time amended and in effect.
“Section 409A”: Section 409A of the Code and the regulations thereunder.
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